Exhibit 4.5

                         AMENDMENT TO RIGHTS AGREEMENT

                  AMENDMENT, dated as of September 15, 2004 (this "Amendment"), to the Rights Agreement, dated as of August 9, 2001, as amended (the "Rights Agreement"), by and between American Medical Security Group, Inc., a Wisconsin corporation (the "Company"), and Firstar Bank, N.A., as rights agent. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Rights Agreement.

                  WHEREAS, Firstar Bank, N.A. and the Company entered into a Termination Agreement, dated as of December 21, 2001, terminating the appointment of Firstar Bank, N.A. as rights agent under the Rights Agreement;

                  WHEREAS, LaSalle Bank National Association, a national banking association (the "Rights Agent"), and the Company entered into an Appointment and Assumption Agreement, dated as of December 17, 2001, appointing LaSalle Bank National Association as Rights Agent;

                  WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 15, 2004, by and among PacifiCare Health Systems, Inc., a Delaware corporation ("Parent"), Ashland Acquisition Corp., a newly-formed Wisconsin corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and the Company, pursuant to which at the Effective Time (as such term is defined in the Merger Agreement), Merger Subsidiary will be merged with and into the Company (the "Merger"), with the Company being, subject to the terms of the Merger Agreement, the surviving corporation in accordance with the Wisconsin Business Corporation Law;

                  WHEREAS, the Board of Directors of the Company has approved and adopted the Merger Agreement and declared its advisability and approved the Merger and the other transactions contemplated by the Merger Agreement;

                  WHEREAS, the Board of Directors of the Company has authorized this Amendment at a meeting of directors duly called and held;

                  WHEREAS, in connection with the Merger and in accordance with Section 27(a) of the Rights Agreement, the Company desires to amend the Rights Agreement as hereinafter set forth and has executed and delivered this Amendment immediately prior to the execution and delivery of the Merger Agreement; and

                  WHEREAS, pursuant to Section 27(b) of the Rights Agreement, the Company has delivered to the Rights Agent a certificate, dated as of the date hereof, of an appropriate officer of the Company certifying that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement and instructing the Rights Agent to execute and deliver this Amendment.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, and for other good and valuable consideration, the parties hereto agree as follows:

         1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions in alphabetical order thereto:

         "(r) "Effective Time" shall have the meaning ascribed to such term in the Merger Agreement.

         (s) "Merger" shall have the meaning ascribed to such term in the Merger Agreement.

         (t) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of September 15, 2004, by and among Parent, Merger Subsidiary and the Company, as the same may be amended in accordance with the terms thereof.

         (u) "Merger Subsidiary" shall mean Ashland Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of Parent.

         (v) "Parent" shall mean PacifiCare Health Systems, Inc., a Delaware corporation."

         2. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of such definition:

         "Notwithstanding anything to the contrary contained herein, none of Parent, Merger Subsidiary or any of their respective Affiliates or Associates shall be, become or be deemed an Acquiring Person as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger."

         3. The definition of "Shares Acquisition Date" in Section 1(o) of the Rights Agreement is hereby amended by adding the following sentence to the end of such definition:

         "Notwithstanding anything to the contrary contained herein, no Shares Acquisition Date shall occur as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger."

         4. The definition of "Triggering Event" in Section 1(q) of the Rights Agreement is hereby amended by adding the following sentence to the end of such definition:

         "Notwithstanding anything to the contrary contained herein, no Triggering Event shall occur as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger."

         5. Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

         "Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur and no provisions of this Section 3(a) shall become applicable as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger."

         6. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

         "Notwithstanding anything to the contrary contained herein, no
         Section 11(a)(ii) Event shall occur and no provisions of this Section 11(a)(ii) shall become applicable as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger."

         7. Section 13 of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

         "Notwithstanding anything to the contrary contained herein, no
         Section 13 Event shall occur and no provisions of this Section 13 shall become applicable as a result of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger."

         8. A new Section 35 with the heading "TERMINATION AT THE EFFECTIVE TIME" is hereby added to the Rights Agreement reading in its entirety as follows:

         "(a) This Agreement and the Rights established hereby will terminate in all respects immediately prior to the Effective Time. The Company hereby agrees to promptly notify the Rights Agent, in writing, upon the occurrence of the Effective Time, which notice shall specify (i) that the Effective Time has occurred, and (ii) the date upon which this Agreement and the Rights established hereby were terminated.

         (b) The Rights Agent shall not be subject to, nor be required to comply with, or determine if any event has occurred under (including, but not limited to, the occurrence of the Merger or the Effective
         Time), or any Person has complied with, the Merger Agreement or any agreements and documents related to or referred to in the Merger Agreement or any other agreement between or among the parties thereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement."

         9. If the Merger Agreement is terminated and the Merger is abandoned, then from and after such time this Amendment shall be of no further force and effect and the Agreement shall remain exactly the same as it existed immediately prior to execution of this Amendment. The Company hereby agrees to promptly notify the Rights Agent, in writing, upon the occurrence of the Merger Agreement being terminated and the Merger being abandoned.

         10. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

         11. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         12. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         14. Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

         15. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         16. This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the day and year first above written.


Attest:                                 AMERICAN MEDICAL SECURITY
                                        GROUP, INC.

By:   /s/ Samuel V. Miller             By:  /s/ Timothy J. Moore
      -------------------------             ---------------------------------
      Name:  Samuel V. Miller               Name:    Timothy J. Moore
      Title: Chairman, President            Title:   Senior Vice President of
             and Chief Executive Officer             Corporate Affairs,
                                                     General Counsel and
                                                     Secretary

Attest:                                 LASALLE BANK NATIONAL ASSOCIATION,
                                        as Rights Agent

By:   /s/ Angela M. Ware                By: /s/ Arlene M. Kaminski
      -------------------------             ---------------------------------
      Name:   Angela M. Ware                Name:  Arlene M. Kaminski
      Title:  Administrative                Title: Assistant Vice President
              Assistant